Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-162657) and Form S-8 (Nos. 333-07377, 333-53400, 333-73000, 333-73002, 333-152706, 333-72998, and 333-189964) of SPAR Group, Inc. and Subsidiaries of our report dated March 4, 2013, relating to the 2012 consolidated financial statements of SGRP Meridian (Pty) Ltd., which appears in this Form 10-K.

/s/ BDO South Africa Inc.

Umhlanga, South Africa

March 31, 2014